                          SECURITIES PURCHASE AGREEMENT


          This SECURITIES PURCHASE AGREEMENT (this "Agreement") is entered into as of the 10th day of June, 1995, between TransTerra Co., a Nebraska corporation ("Buyer"), and Keith Aufhauser (the "Seller").

          WHEREAS, the parties hereto desire that Buyer purchase all of the outstanding capital stock and other securities of K. Aufhauser & Company Inc., a New York corporation (the "Company"), from Seller.

          NOW, THEREFORE, in consideration of the payment of $1.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby covenant and agree as follows:

          SECTION 1.  PURCHASE AND SALE OF THE STOCK.

          1.1  SECURITIES.    At the Closing (as defined in Section 1.5 hereof),
Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase and receive from Seller, for the consideration hereinafter specified, 25 shares of the capital stock of the Company (the "Stock"), which shall constitute all of the outstanding shares of the capital stock of the Company.

          1.2 PURCHASE PRICE. The purchase price for the Stock (the "Purchase Price") shall be an amount equal to $7,300,000. The Purchase Price shall be paid by wire transfer at the Closing in immediately available funds to an account designated by Seller ("Seller's Account").

          1.3 EXISTING LIABILITIES. It is the parties' intent that the Seller pay all liabilities of the Company existing as of the Closing or arising thereafter and relating to the operation of the Company prior to the Closing, including without limitation liabilities for taxes (and tax returns) through the Closing and the items listed on the SCHEDULE OF CLAIMS AND LITIGATIONS
(the "Existing Liabilities"). As a result, immediately prior to the Closing the Company, acting on behalf of the Seller, and the Buyer shall use all reasonable efforts to estimate the Existing Liabilities and the amount of that estimate shall be withheld from the cash payment described in SECTION 1.2(a) above. The amount of any other Existing Liabilities shall be promptly reimbursed to Buyer by Seller.

          1.4 NO OTHER OBLIGATIONS. Buyer shall have no responsibility for any liabilities or obligations of Seller of any nature whatsoever, whether now existing or hereafter arising, attributable to any period prior to the Closing, and whether known or unknown to Buyer.

          1.5 CLOSING. The consummation of the purchase and sale herein contemplated (the "Closing") shall take place at 10:15 o'clock a.m., local time, at the offices of Schiff Hardin & Waite, 150 East 52nd Street, New York, New York 10022, July 10, 1995 or as soon thereafter as all of the conditions to the Closing specified in this Agreement shall have been fulfilled or waived by the party or parties entitled to such fulfillment or such other date as the parties may mutually agree (the "Closing Date").

          1.6 PAYMENT FOLLOWING CLOSING. Following the Closing, Seller promptly shall reimburse the Company for all existing liabilities for which funds were not withheld pursuant to SECTION 1.3 above. Following the Closing, Buyer promptly shall pay Seller all tangible assets in excess of $300,000 that existed as of the closing as such assets are received.


          SECTION 2. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to Buyer as follows:

          2.1 CORPORATE EXISTENCE; CAPITAL STOCK. The Company is a corporation duly organized, validly existing and in good standing under the laws of New York, has corporate power to own its properties and to carry on its business as now being conducted, and is duly qualified and in good standing as a foreign corporation in every jurisdiction where the failure to be qualified would adversely affect its ownership of its properties or the conduct of its business in any material respect. The Company has no subsidiaries. The authorized capital stock of the Company consists of 200 shares, of which 25 are issued and outstanding (those being the shares which comprise the Stock). Except for this Agreement and an option dated January 2, 1994, in favor of Lucky Coin (which option shall be canceled upon the payment described in SECTION 1.2 above) (the "Option"), there are no options, warrants, preemptive rights, conversion privileges or other contracts which give any person or entity the right to acquire any capital stock of the Company, whether from the Company, Seller or otherwise.

          2.2 CORPORATE DOCUMENTS. Seller has furnished Buyer with a copy of the Company's charter certified as of a recent date by the New York Secretary of State, and a copy of the Company's bylaws of the Company certified as of a recent date by the Secretary of the Company. Both documents are complete and correct and reflect all amendments thereto as of the date of certification.

          2.3 AUTHORIZATION OF AGREEMENT. Seller has the full legal right and power to execute, deliver and perform this Agreement and to consummate the transactions herein contemplated, and such execution, delivery and performance do not violate (and do not, automatically or at the election of a third party, result in the modification of the terms of) any provisions of the charter or bylaws of the Company, or any agreement to which Seller or the Company is a party or is otherwise bound or any order, decree, judgment, statute, rule or regulation applicable to Seller or the Company.

          2.4 FINANCIAL STATEMENTS. Seller has furnished Buyer with (a) balance sheets of the Company as of December 31, 1994 (the "1994 Year-End Balance Sheet") and 1993, and the related statements of income, stockholders equity and cash flows for the years then ended (collectively, the "Financial Statements") and (b) a balance sheet of the Company as of May 31, 1995, and the related statement of income for the five-month period then ended (collectively, the "Interim Statements"), together with respect to the Financial Statements, the unqualified reports thereon of Breiner & Bodian, independent public accountant for the Company. The Financial Statements and Interim Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied and, together with the notes thereto, present fairly the financial position of the Company at the dates shown and the results of operations for the periods then ended, except that the Interim Statements do not contain customary year-end adjustments.

          2.5 UNDISCLOSED LIABILITIES. Except as listed on the SCHEDULE OF MATERIAL LIABILITIES, since December 31, 1994, the Company has not incurred or suffered any material liabilities (whether accrued, absolute, contingent or otherwise) that exist or arise out of any transaction or state of facts existing on or prior to the date hereof other than (a) as and to the extent reflected or reserved against on the face of the 1994 Year-End Balance Sheet (and not solely in a footnote thereto), and (b) as and to the extent incurred in the ordinary course of business (i.e., not including liabilities for breaches of contracts or violations of law) consistent with past practices after December 31, 1994 and with the expectation of a normal profit.

          2.6 NO ADVERSE CHANGES. Except as indicated in the SCHEDULE OF ADVERSE CHANGES, there has not occurred (a) any materially adverse change since December 31, 1994 in the business, relationship with any material customer or with the Pershing Division of Donaldson, Lufkin and Jenrette Securities Corporation, sales, income, profit margins, assets, liabilities or financial condition of the Company; (b) any condition, event, circumstance, fact or other occurrence, whether occurring before or since December 31, 1994, that may reasonably be expected to have or result in such a materially adverse change; or
(c) any damage, destruction or loss since December 31, 1994, whether or not covered by insurance, materially and adversely affecting the assets or business of the Company.

          2.7 SERVICES. The only product or service ever produced by the Company is the provision of discount stock, bond and option brokerage services (with the exception of certain clients listed on the SCHEDULE OF RUBY LIN'S CLIENTS and on the SCHEDULE OF ROBERT LEE BULL'S CLIENTS who may be considered non-discount clients), and the Company has provided those services in conformity with all applicable laws, ordinances, regulations, trade and industry standards and customer specifications now in effect. Seller has furnished to Buyer a SCHEDULE OF CLAIMS AND LITIGATIONS which accurately describes all customer and other claims made and related to the conduct of the business of the Company since January 1, 1990 and the resolution thereof. The Company is a member in good standing of the National Association of Securities Dealers, Inc. Seller is not a member of any securities exchange.

          2.8 CONDUCT OF BUSINESS IN NORMAL COURSE. (a) Subject to SECTION 2.8(b), the business of the Company has, since December 31, 1994, been conducted only in the usual and ordinary course consistent with past practice. As of the Closing, the Company will have a net book value of not less than $300,000 (following any dividends) computed pursuant to GAAP and satisfying the regulatory net capital requirements. Except as indicated in the SCHEDULE OF BUSINESS INFORMATION, or reflected on the ADP Report for May 1995, since January 1, 1995, no change has been made in compensation of officers and employees, and no commitment has been made therefor, whose annual rate of compensation exceeds $20,000 and, except as contemplated hereby, the Company has not paid (or declared) any bonus or dividend. All transactions between the Company and its stockholders, officers, directors, employees (and their family members) since January 1, 1990 have been on terms no less favorable than those available from unrelated third parties and are properly reflected in the financial records of the Company. As of May 31, 1995, the Company had in excess of 11,000 customer accounts on record of which more than 8,000 had positive equity as of the purchase date. The trading activity of the Company's accounts since January 1, 1995 through June 30, 1995 is indicated in the Pershing Monthly Commission Summary. The debit balances, credit balances, money fund balances and long and short securities positions of the Company's clients as of July 7, 1995 are as appears on the Pershing MoneyLine Report. The Pershing High Liability Account Report, as of July 7, 1995, indicates accounts which merit special attention with an eye to monitor risks. The July 7, 1995 Pershing Concentration Report indicates accounts with unusual (and perhaps risky) concentrations of securities. The audited financials for the years 1992, 1993, and 1994, and the two most recent quarterly FOCUS reports for the Company have been delivered to Buyer.

          (b) Notwithstanding the foregoing, the Company shall be entitled to dividend (or pay out as salary, bonus, or otherwise) to its stockholder immediately prior to the Closing its cash on hand

(other than the $300,000 in cash net capital) and securities and fixed assets listed on EXHIBIT A hereto which shall include the Company's contract with Digitrade (but not the fixed assets used in the ordinary course of the Company's business).

          2.9 PROPERTIES AND ASSETS. The Company has good and marketable title to all of its assets free and clear of any and all liens, claims, restrictions, charges or encumbrances of any kind or character, other than (a) liens of current taxes not delinquent as to payment; or (b) liens or interests of others arising under contracts and commitments listed in the SCHEDULE OF CONTRACTS (other than as a result of breaches thereof). All assets used in the operation (or necessary for the continued operation) of the business of the Company are either owned by the Company or leased pursuant to leases set forth on the SCHEDULE OF CONTRACTS. Except for the Option, which shall be canceled prior to the Closing, Seller owns all outstanding equity interests in the Company free and clear of any liens, claims, encumbrances or other rights, and there are no rights to purchase equity securities of the Company or other securities convertible into or exercisable for any equity securities of the Company. The assets of the company include the account papers for each of the 11,000 plus customer accounts (and records regarding the approximately 10,000 respondents to advertising who did not open accounts) and are sufficient so that following the Closing the Company will be in compliance with all record keeping requirements.

          2.10 ACCOUNTS RECEIVABLE. All of the Company's accounts receivable result from the provision of brokerage services by the Company in the ordinary course of its business. Except for the rights of Pershing to assert a setoff pursuant to exchange rules or the other agreements between Pershing and the Company, no obligor has any right to a credit, setoff or offset against any of the accounts receivable, and all of the accounts receivable are collectible in full with ordinary efforts within ninety days.

          2.11 PATENTS, TRADEMARKS, ETC. The Company does not infringe any patent, license, copyright, trademark or other right owned by any other person. The SCHEDULE OF PROPRIETARY RIGHTS is complete and lists all patents, trademarks, trade names, copyrights and applications therefor owned by the Company or by others whereunder the Company has been licensed or has acquired other rights; and all contracts and assignments relating thereto are listed in the SCHEDULE OF CONTRACTS.

          2.12 CONTRACTS. Except as listed on the SCHEDULE OF CONTRACTS: (a) the Company is not a party to, or obligated under, any contract, lease for real or personal property, arrangement, program or commitment pertaining to the operations of the business of the Company (including, but not limited to, any price sheets, advertising allowances, rebates or discounts) that provides for aggregate payments in excess of U.S. $5,000 during its remaining term, except for contracts for the purchase or sale of goods and services entered into in the ordinary course of the business of the Company consistent with past practice and either scheduled to be fulfilled within the next 90 days or terminable on 90 or fewer days notice without penalty to the Company; (b) the Company has fulfilled, or taken all action reasonably necessary to enable it to fulfill when due, all material obligations of the Company under the contracts listed on the SCHEDULE OF CONTRACTS; (c) there has not occurred any default, or any event which with the lapse of time or the election of any person, or both, will become a default, under any such contract; (d) all such contracts are legal, valid and binding upon the Company and, to the knowledge of Seller, upon the other parties thereto, and are in full force and effect. The Fully Disclosed Clearing Agreement between the Company and Pershing is not terminable as a result of the consummation of the transaction contemplated hereby. Seller and Pershing have agreed that a change in ownership of the Company would not cause the termination of the Fully Disclosed Clearing Agreement between the Company and Pershing and that as soon after the Closing as requested by the Company, Pershing will cooperate fully with a bulk transfer of all of the accounts to an affiliate of Buyer. (See SCHEDULE OF MISCELLANEOUS CORRESPONDENCE.)

          2.13 LITIGATION AND COMPLIANCE WITH CERTAIN LAWS. Except as disclosed in the SCHEDULE OF CLAIMS AND LITIGATION and the SCHEDULE OF MISCELLANEOUS
CORRESPONDENCE: (a) there are no claims, actions, suits or proceedings pending, or to the knowledge of Seller threatened or contemplated, against or affecting the Company, at law or in equity, or before any federal, state, municipal or other governmental authority, or before any arbitrator or arbitration panel, whether by contract or otherwise;

(b) except for the NASD restriction letter (see SCHEDULE OF MISCELLANEOUS CORRESPONDENCE) there is no decree, judgment or order of any kind in existence restraining the Company, or any of its officers, employees, or directors, from taking any actions of any kind in connection with the business of the Company;
(c) the Company has complied with all statutes, laws and regulations, orders and decrees applicable to it, its business, or its assets; and (d) the Company has not received any written notice of any claim that it is not in compliance therewith.

          2.14 EMPLOYEE RELATIONS. The Company (a) is not a party to any collective bargaining agreement and has no knowledge of any other labor union or group attempting to organize or represent the Company's employees; (b) is in substantial compliance with applicable law respecting employment, wages and hours; and (c) does not have any labor strikes threatened against it or any material pending or threatened grievance or arbitration proceeding regarding labor matters.

          2.15 CUSTOMERS. Except as disclosed in the SCHEDULE OF SIGNIFICANT ACCOUNTS, the Company did not have any customer who accounted for more than 1% of the Company's annual revenue during 1993, 1994, or the first four months of 1995.

          2.16 TAXES. All tax returns required to be filed by the Company with any federal, territorial state, local or other governmental unit have been or will be timely filed and were or are accurate and complete in all material respects. No application for extension of time for filing any tax return or consent to any extension of the period of limitations applicable to the assessment or collection any tax is in effect or will, prior to the date of the Closing, have been made by the Company without the written consent of Buyer. The Company is not delinquent in the payment of any taxes claimed to be due by any taxing authority.

          2.17 EMPLOYEE BENEFITS. Except as described on the SCHEDULE OF EMPLOYEE BENEFITS, the Company does not have any contracts or agreements with employees or benefit plans for employees. The Company has no obligations or liabilities of any nature under any contracts or agreements or plans that are no longer in effect. The Company has performed all of its obligations under such contracts, agreements and plans, if any. All social security returns required to be filed by the Company with any federal, territorial, state, local, or other governmental unit have been or will be timely filed and were or are accurate and complete in all material respects. No application for extension of time for filing any social security return or consent to any extension of the period of limitations applicable to the assessment or collection of social charges is in effect or will, prior to the date of the Closing, have been made by the Company without the written consent of Buyer. The Company is not delinquent to the payment of any charges claimed to be due by any social security authority.

          2.18 ENVIRONMENTAL MATTERS. The Company is not in violation of any Environmental Law (as defined below) nor has there ever been any event ("Environmental Event") at, on or in connection with, any of the assets owned or leased by the Company that would be deemed a release or a disposal of any hazardous, toxic or dangerous substance, waste or material, including any petroleum or crude oil or fraction thereof, friable asbestos or asbestos containing material, polychlorinated biphenyls or urea formaldehyde foam insulation (any or all of the foregoing are herein referred to as "Hazardous Material") as defined in, regulated by, or for the purpose of, or in violation of, any federal, territorial state, local or other statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any such substance, waste or material now in effect ("Environmental Law"). There are no threatened actions, notices of violation, notices of non-compliance, orders, citations or notices with respect to air emissions, water discharges, or noise from any assets owned or leased by the Company, or any part thereof during the occupancy of the Company ("Environmental Action") issued by any court, any governmental authority or any other entity which is authorized by law to issue orders under any Environmental Law ("Environmental Agency") or from anyone else. If the Seller or the Company receives (a) any notice of an Environmental Event affecting the Company or its assets, or (b) any notice of an Environmental Action from any Environmental Agency or from anyone else, Seller shall give, within seven (7) days, written notice thereof to Buyer. The Company has all certificates, licenses and permits (the "Permits") necessary under Environmental Laws for the Company to conduct its operations. No underground storage tanks exist and no Hazardous Materials exist on any property owned or leased by the Company.

          SECTION 3. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants to Seller as follows:

          3.1 CORPORATE EXISTENCE. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nebraska, United States of America and has corporate power to own its properties and to carry on its business as now being conducted.

          3.2 CORPORATE DOCUMENTS. Buyer has furnished Seller with a copy of its charter certified as of a recent date by the Secretary of State of the State of Nebraska, and a copy of its bylaws certified as of a recent date by the Secretary of Buyer. Both documents are complete and correct and reflect all amendments thereto as of the date of certification.

          3.3 AUTHORIZATION OF AGREEMENTS. The execution, delivery and performance of this Agreement has been duly authorized by the Board of Directors of Buyer in conformity with all requirements of Buyer's bylaws and Certificate of Incorporation and applicable law. Buyer has full corporate power to execute, deliver and perform this Agreement and to consummate the transactions herein contemplated, and such execution, delivery and performance do not violate any provisions of the Certificate of Incorporation or bylaws of Buyer, or any agreement to which Buyer is a party or is otherwise bound and which is material to any business of Buyer or any order, decree, judgment, statute, rule or regulation applicable to Buyer, the violation of which might have a materially adverse effect on any business of Buyer.

          SECTION 4.  CERTAIN AGREEMENTS FOLLOWING THE CLOSING.

          Seller hereby covenants that the following shall apply beginning on the Closing Date and thereafter where applicable:

          4.1 LEASE OF ASSETS. Seller will lease the Company's fixed assets and the space in the 112 West 56th Street condominium to the Company following the Closing as described in the lease attached hereto as Exhibit B.

          4.2 NON-COMPETITION AGREEMENT. Seller agrees that he will not, at any time during the three years following the termination of his employment with the Company (whether by resignation or otherwise), engage directly or indirectly as an owner, director, officer, employee, agent or otherwise for any entity, other than the Company, which sells or provides any competing service without the prior written consent of Buyer. "Competing service" shall mean any stock, bond or option brokerage business.

          4.3 CONSULTING AGREEMENT. For a period extending for three months following the date of the Closing, Seller agrees to perform such general consultive services within the expertise and qualifications of Seller including, but not limited to, rendering advice with respect to the management of the Company, at such times and places as may be mutually convenient on substantially a full time basis. The Company shall reimburse Seller for his reasonable expenses incurred at the Company's request in performing his obligations under this paragraph. In consideration for Seller's services provided herein, the Company shall pay Seller $10,000 on the tenth day of each calendar month commencing the date hereof.

          SECTION 5.  SURVIVAL OF REPRESENTATIONS AND INDEMNITY.

          5.1  SURVIVAL OF REPRESENTATIONS.  Subject to the provisions of
Section 5.3 hereof, all representations, warranties and agreements made by the parties hereto shall survive the Closing and the Closing shall constitute a re-affirmation of the truth and correctness as of the Closing of the representations and warranties of Buyer and Seller contained in this Agreement; and any investigation by a party to be indemnified on account of any breach of such representations, warranties or agreements shall not be a defense to a claim for indemnification unless the breach was in fact known to the party claiming indemnification prior to the Closing.

          5.2  INDEMNIFICATION BY SELLER.  Subject to the provisions of Section
5.3 hereof, Seller shall indemnify Buyer against and hold Buyer harmless from any and all loss, cost, damage or expense arising out of or resulting from (a) breach or incorrectness of any of the representations, warranties or covenants of Seller contained in this Agreement or the schedules referred to herein, or
(b) the Seller's or the Company's failure to comply with any applicable laws (applicable to this Agreement and the transactions contemplated herein), or (c) the assertion against the Company or Buyer of any Existing Liability, or (iv) the reasonable expenses or costs incurred by Buyer, including reasonable attorneys' fees, in connection with investigating, attempting to correct, or defending against the assertion of any claims, liens or charges against which Buyer is entitled to indemnity pursuant to the foregoing provisions, provided that (i) Buyer shall give prompt notice in writing to Seller of the facts and circumstances giving rise to any claims by Buyer under this Section, (ii) subject to the limitations of any contract of insurance, Buyer shall tender to Seller the opportunity to manage and control any defense against any such claim, it being understood that Buyer may participate at its expense in any such defense assumed by Seller and that the assumption of management and control of any such defense shall not, itself, constitute any admission by Seller of liability to Buyer or to any other entity, (iii) Buyer shall cooperate reasonably with Seller in the prosecution of any such defense, and (iv) Buyer shall not compromise or settle any such claim without the prior written consent of Seller which shall not be unreasonably withheld.

          5.3 LIMITATION ON INDEMNIFICATION OBLIGATIONS OF SELLER. The potential liability of Seller under the provisions of Section 5.2 hereof shall be subject to written notice of the matter giving rise to such potential liability being given to Seller prior to the expiration of the applicable statutes of limitation.

          5.4 INDEMNIFICATION BY BUYER. Buyer shall indemnify Seller against and hold Seller harmless from any and all loss, cost, damage or expense arising out of or resulting from (a) breach or incorrectness of any of the representations, warranties or covenants of Buyer contained in this Agreement or the schedules referred to herein, (b) any and all liabilities and obligations arising out of the business of the Company after the Closing Date, provided that such liabilities or obligations do not arise out of or result from any breach or incorrectness of any of the representations or warranties of Seller contained in this Agreement or the schedules referred to herein, and (c) the reasonable expenses or costs incurred by Seller, including reasonable attorneys' fees, in connection with investigating, attempting to correct, or defending against the assertion of any claims against which Seller is entitled to indemnity pursuant to the foregoing provisions, provided that (i) Seller shall give prompt notice in writing to Buyer of the facts and circumstances giving rise to any claims by Seller under this Section, (ii) subject to the limitations of any contract of insurance, Seller shall tender to Buyer the opportunity to manage and control and defend against any such claim, it being understood that Seller may participate at its expense in any such defense assumed by Buyer and that the assumption of management and control of any such defense shall not, itself, constitute any admission by Buyer of liability to Seller or to any other entity, (iii) Seller shall cooperate reasonably with Buyer in the prosecution of any such defense, and (iv) Seller shall not compromise or settle any such claim without the prior written consent of Buyer which shall not be unreasonably withheld.

          SECTION 6.  GENERAL

          6.1 FURTHER ASSURANCES. Each party hereto agrees that at any time and from time to time after the Closing they will execute and deliver to the other such further instruments or documents as the other may reasonably require to give effect to the transactions contemplated hereunder.

          6.2 EXPENSES. Except as expressly provided herein the parties hereto shall each bear their respective costs and expenses incurred in the consummation of this transaction.

          6.3 TRANSFER TAXES. All federal, state, territorial and local sales, transfer or similar taxes that may be payable by reason of the sale, assignment transfer, conveyances and delivery of the Securities shall be paid by the party on which the applicable law imposes the obligation therefor.

          6.4 NON-ASSIGNMENT. This Agreement shall not be assignable by either party without the written consent of the other. Notwithstanding the foregoing, Buyer may assign its rights hereunder to an affiliate or a wholly-owned subsidiary of Buyer, but no such assignment shall relieve Buyer of any of its obligations hereunder. Subject to the foregoing this Agreement shall be binding upon and inure to the benefit of the respective heirs, successors, assigns and personal representatives of the parties hereto.

          6.5 NOTICES. All notices, requests, demands and other communications provided for in this Agreement shall be in writing and addressed as follows or to such other address as either party shall notify the other of in writing:

               (i)  If to Seller, addressed to:

                    Keith Aufhauser
                    112 West 56th Street
                    New York, New York  10019
                    Telephone:  (212) 266-9420
                    Fax:  (212) 757-6757

                    with a copy to:

                    Martin Bodian
                    425 Broadhollow Road
                    Melville, New York  11747
                    Telephone:  (516) 249-3900
                    Fax:  (516) 249-4298

               (ii) If to Buyer, addressed to:

                    TransTerra Co.
                    4211 South 102nd Street
                    Omaha, Nebraska  68103-2226
                    Attention:  J. Joe Ricketts
                    Tel:  (402) 331-7856
                    Fax:  (402) 597-7749

                    with a copy to:


                    Schiff Hardin & Waite
                    7200 Sears Tower
                    Chicago, Illinois  60606-6473
                    Attention:  W. Brinkley Dickerson, Jr.
                    Tel:  (312) 258-5633
                    Fax:  (312) 258-5600

          6.6 BROKERAGE AND FINDERS' FEES; INDEMNIFICATION. Each party represents to the other party that it has not incurred any liability for brokerage, commissions, finders' fees or like compensation in respect of the transactions contemplated hereunder. Seller will indemnify and hold harmless Buyer, and Buyer will indemnify and hold harmless Seller, against and in respect of any claim for brokerage or other commissions relative to this Agreement and the transactions contemplated hereby, based in any way on agreements, arrangements or understandings claimed to have been made by such indemnifying party with any third party.

          6.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if the signatures to each counterpart were upon the same instrument.

          6.8 ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties and supersedes all prior agreements, arrangements and communications, whether oral or written; and this Agreement shall not be modified or amended other than by written agreement of the parties hereto. Captions appearing in this Agreement are for convenience only and shall not be deemed to explain, limit or amplify the provisions hereof.

          6.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of New York. All disputes arising in connection with this Agreement shall be finally settled under the Rules of Conciliation and Arbitration of the American Arbitration Association by one or more arbitrators located in New York City appointed in accordance with said Rules.

          6.10 THIRD PARTIES. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any other person other than the parties and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to either party hereto, nor shall any provision give any third party any right of subrogation or actions over or against either party hereto.

          6.11 SCHEDULES. The schedules attached to this Agreement are incorporated herein by reference and shall be considered part of this Agreement.

          IN WITNESS WHEREOF, the undersigned have executed this Securities Purchase Agreement as of the day and year first written above.


                                   TRANSTERRA CO.


                                   By:  /s/ John Joe Ricketts
                                        ----------------------------------------
                                        Chairman


                                   SELLER:

                                    /s/ Keith Aufhauser
                                   ---------------------------------------------
                                   Keith Aufhauser

                                TABLE OF CONTENTS

                                                                            Page

SECTION 1.  PURCHASE AND SALE OF THE STOCK . . . . . . . . . . . . . . . . .   1
            Securities . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
            Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . .   1
            Existing Liabilities . . . . . . . . . . . . . . . . . . . . . .   1
            No Other Obligations . . . . . . . . . . . . . . . . . . . . . .   2
            Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF SELLER . . . . . . . . . . . .   2
            Corporate Existence. . . . . . . . . . . . . . . . . . . . . . .   2
            Corporate Documents. . . . . . . . . . . . . . . . . . . . . . .   3
            Authorization of Agreement . . . . . . . . . . . . . . . . . . .   3
            Financial Statements . . . . . . . . . . . . . . . . . . . . . .   3
            Undisclosed Liabilities. . . . . . . . . . . . . . . . . . . . .   4
            No Adverse Changes . . . . . . . . . . . . . . . . . . . . . . .   4
            Services . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
            Conduct of Business in Normal Course . . . . . . . . . . . . . .   4
            Properties and Assets. . . . . . . . . . . . . . . . . . . . . .   6
            Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
            Litigation and Compliance with Certain Laws. . . . . . . . . . .   7
            Employee Relations . . . . . . . . . . . . . . . . . . . . . . .   8
            Customers. . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
            Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
            Employee Benefits. . . . . . . . . . . . . . . . . . . . . . . .   8
            Environmental Matters. . . . . . . . . . . . . . . . . . . . . .   9

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF BUYER. . . . . . . . . . . . .  10
            Corporate Existence. . . . . . . . . . . . . . . . . . . . . . .  10
            Corporate Documents. . . . . . . . . . . . . . . . . . . . . . .  10
            Authorization of Agreements. . . . . . . . . . . . . . . . . . .  10

SECTION 4.  CERTAIN AGREEMENTS PENDING AND FOLLOWING THE CLOSING . . . . . .  10
            Lease of Assets. . . . . . . . . . . . . . . . . . . . . . . . .  11
            Non-Competition Agreement. . . . . . . . . . . . . . . . . . . .  11
            Consulting Agreement . . . . . . . . . . . . . . . . . . . . . .  11

SECTION 5.  SURVIVAL OF REPRESENTATIONS AND INDEMNITY. . . . . . . . . . . .  11
            Survival of Representations. . . . . . . . . . . . . . . . . . .  11
            Indemnification by Seller. . . . . . . . . . . . . . . . . . . .  12
            Limitation on Indemnification Obligations of Seller. . . . . . .  12
            Indemnification by Buyer . . . . . . . . . . . . . . . . . . . .  12

SECTION 8.  GENERAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
            Further Assurances . . . . . . . . . . . . . . . . . . . . . . .  13
            Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
            Transfer Taxes . . . . . . . . . . . . . . . . . . . . . . . . .  13
            Non-Assignment . . . . . . . . . . . . . . . . . . . . . . . . .  13

            Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
            Brokerage and Finders' Fees; Indemnification . . . . . . . . . .  15
            Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . .  15
            Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . .  15
            Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . .  15
            Third Parties. . . . . . . . . . . . . . . . . . . . . . . . . .  15
            Schedules. . . . . . . . . . . . . . . . . . . . . . . . . . . .  15


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